Exhibit 10.2

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (the “Amendment”), dated September 16, 2009, is entered into by and among MISCOR GROUP, LTD., an Indiana corporation (“MISCOR”), MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation (“MIS”), MARTELL ELECTRIC, LLC, an Indiana limited liability company (“Martell”), HK ENGINE COMPONENTS, LLC, an Indiana limited liability company (“HK”), IDEAL CONSOLIDATED, INC., an Indiana corporation (“Ideal”), and AMERICAN MOTIVE POWER, INC., a Nevada corporation (“AMP” and together with MISCOR, MIS, Martell, HK and Ideal, the “Borrowers” and each a “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.

RECITALS

The Lender and the Borrowers are parties to a Credit and Security Agreement dated January 14, 2008, as amended (the “Credit Agreement”).

The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to do pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.           Defined Terms.  Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.  In addition, Section 1.1 of the Credit Agreement shall be amended by amending the following definitions:

“Borrowing Base” means at any time the lesser of:

(a)           The Maximum Line Amount; or

(b)           Subject to change from time to time in the Lender’s sole discretion, the sum of:

(i)           The lesser of (A) the sum of (1) the product of the Accounts Advance Rate times Eligible Accounts of each of MIS, HK, 3D, Martell, Ideal and AMP, plus (2) the lesser of (w) the product of the Accounts Advance Rate times the Eligible AMP-Canada Accounts, or (x) $500,000, plus (3) the lesser of (y) the product of the Special Accounts Advance Rate times Eligible Progress Accounts of each of Martell and Ideal, or (z) $1,450,000; or (B) $5,800,000, less

(ii)           The Borrowing Base Reserve, less

(iii)           The Personal Property Tax Reserve, less

(iv)           The Real Estate Tax Reserve, less

(v)           The Landlord Reserve, less

(vi)           Indebtedness that any Borrower owes to the Lender that has not yet been advanced on the Revolving Note, including, without limitation, the L/C Amount, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of each Borrower’s credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to any Borrower by Lender that is not described in Article II of this Agreement.

“Special Accounts Advance Rate” means up to thirty five percent (35%), or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time, including, without limitation, in the event the Borrowers hereafter request that the Lender make Advances based on Inventory.

3.           No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

4.           Additional Condition.  As a condition to the Lender’s agreements hereunder and notwithstanding anything to the contrary contained in the Fourth Amendment to Credit Agreement dated July 14, 2009 or the letter agreement dated September 8, 2009, on or before October 31, 2009, the Borrowers shall raise at least Two Million Dollars ($2,000,000) of additional capital, whether in the form of additional Subordinated Debt, proceeds of asset sales approved by the Lender and/or cash equity contributions.  The Borrowers’ failure to comply with such additional condition shall constitute an Event of Default:

5.           Accommodation Fee.  The Borrowers shall pay to the Lender a fully earned, non-refundable fee in the amount of Twenty Five Thousand Dollars ($25,000), which fee shall be payable upon execution of this Amendment.

6.           Conditions Precedent.  This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)           The Acknowledgment and Agreement of Subordinated Creditors set forth at the end of this Amendment, duly executed by each Subordinated Creditor.

(b)           With respect to each Borrower, a Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors or manager, as applicable, of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the Constituent Documents of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary issued in connection with the original execution of the Credit Agreement, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been previously certified to the Lender as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(c)           Such other matters as the Lender may require.

7.           Representations and Warranties.  Each Borrower (as to such Borrower) hereby represents and warrants to the Lender as follows:

(a)           The Borrower has all requisite power and authority to execute this Amendment, and this Amendment, and has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms.

(b)           The execution, delivery and performance by the Borrower of this Amendment, has been duly authorized by all necessary action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the Constituent Documents of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

8.           References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

9.           No Waiver.  The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

10.           Release.  Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11.           Fees, Costs and Expenses.  Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

12.           Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

Signatures appear on following page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION		MISCOR GROUP, LTD.

By:	/s/ Daniel J. Manella	By:	/s/ John A. Martell
	Daniel J. Manella, Vice President		John A. Martell, Chief Executive Officer

MAGNETECH INDUSTRIAL SERVICES, INC.		MARTELL ELECTRIC, LLC

By:	/s/ John A. Martell	By:	/s/ John A. Martell
	John A. Martell, Chief Executive Officer		John A. Martell, Chief Executive Officer

HK ENGINE COMPONENTS, LLC

By:	/s/ John A. Martell
John A. Martell, Chief Executive Officer

IDEAL CONSOLIDATED, INC.

By:	/s/ John A. Martell
John A. Martell, Chief Executive Officer

AMERICAN MOTIVE POWER, INC.

By:	/s/ John A. Martell
John A. Martell, Chief Executive Officer

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS

The undersigned, each a subordinated creditor of MISCOR GROUP, LTD., an Indiana corporation (“MISCOR”), MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation (“MIS”), MARTELL ELECTRIC, LLC, an Indiana limited liability company (“Martell”), HK ENGINE COMPONENTS, LLC, an Indiana limited liability company (“HK”), IDEAL CONSOLIDATED, INC., an Indiana corporation (“Ideal”), and AMERICAN MOTIVE POWER, INC., a Nevada corporation (“AMP” and together with MISCOR, MIS, Martell, HK and Ideal, the “Borrowers” and each a “Borrower”) to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division pursuant to a Subordination Agreement dated as of January 14, 2008 (the “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; and (iii) reaffirms his or its obligations to the Lender pursuant to the terms of his or its Subordination Agreement.

BDEWEES, INC.

By:	/s/ Bernard L. DeWees
Bernard L. DeWees, President

XGEN III, LTD.

By:	/s/ Thomas J. Embrescia
Thomas J. Embrescia, Manager

/s/ John A. Martell
John A. Martell